UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2018

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36138	02-0563870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On February 22, 2018, Advaxis, Inc., a Delaware Corporation (“Advaxis” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Guggenheim Securities, LLC (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, in a firm commitment underwritten public offering, 10,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $2.00 per share, less underwriting discounts and commissions. In addition, pursuant to the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 807,697 shares of Common Stock (the “Optional Shares” and, together with the Shares, the “Offered Shares”). The sale of the Offered Shares was registered pursuant to a Registration Statement (No. 333-216008) on Form S-3, as amended, which was filed by the Company with the Securities and Exchange Commission on March 17, 2017, and declared effective on March 20, 2017. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Jefferies LLC and Guggenheim Securities, LLC are acting as joint book-running managers for the offering.

The net proceeds to the Company are expected to be approximately $18.5 million, assuming no exercise of the option to purchase Optional Shares and after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Offered Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Advaxis has issued a press release announcing the pricing of the above-described offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, entered into by Advaxis, Inc. on February 22, 2018, with Jefferies LLC and Guggenheim Securities, LLC.

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in the opinion filed as Exhibit 5.1).

99.1	Company Press Release announcing pricing of offering on February 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC. (Registrant)

Date: February 22, 2018	By:	/s/ Sara Bonstein
Sara Bonstein
Executive Vice President and Chief Financial Officer